The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, the index supplement and the accompanying prospectus (collectively, the "Offering Documents") are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Preliminary Pricing Supplement Dated September 24, 2018 Registration Statement No. 333-204908	September 2018 (To Prospectus dated April 29, 2016, Index Supplement dated April 29, 2016 and Product Supplement dated June 28, 2017)

Structured Investments

Opportunities in U.S. and International Equities

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$•Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

UBS AG Trigger Callable Contingent Yield Securities with Daily Coupon Observation (the “securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each an “underlying index” and together the “underlying indices”). If the closing level of each underlying index is equal to or greater than its coupon barrier on each trading day during the applicable observation period, UBS will pay you a contingent coupon on the related coupon payment date. If the closing level of any underlying index is less than its coupon barrier on any trading day during an observation period, you will not receive any contingent coupon for that observation period on the related coupon payment date. UBS may elect, on or before any applicable observation end date, to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing levels of the underlying indices on such observation end date. If UBS elects to call the securities prior to maturity, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. If UBS does not elect to call the securities and a trigger event does not occur, at maturity, UBS will pay you a cash payment per security at maturity equal to the stated principal amount, in addition to any contingent coupon otherwise due. If, however, UBS does not elect to call the securities and a trigger event occurs, UBS will pay you less than the full stated principal amount per security, if anything, at maturity, resulting in a loss on your initial investment that is proportionate to the decline in the closing level of the underlying index with the lowest underlying index return (the “worst performing underlying index”) from its initial level to its final level over the term of the securities and you will lose a significant portion or all of your initial investment. A trigger event is deemed to have occurred if the closing level of any underlying index is less than its trigger level on the “trigger observation date”, which is the final valuation date. The securities are for investors who are willing to risk their principal and seek interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent coupons if any underlying index’s closing level is less than its coupon barrier on any trading day during each observation period and the risk of an early call at UBS’ discretion. Investing in the securities involves significant risks. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and a trigger event occurs. The securities will not pay a contingent coupon if the closing level of any underlying index is less than its coupon barrier on any trading day during an observation period. UBS may elect to call the securities at its discretion regardless of the performance of the underlying indices. Higher contingent coupon rates are generally associated with a greater risk of loss. Investors will not participate in any appreciation of any of the underlying indices. The contingent repayment of principal only applies if you hold the securities until the call settlement date or the maturity date, as applicable. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying indices:	Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”) EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Term:	Approximately 2.5 years, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the observation end dates and the trigger observation date, as well as the final valuation date and maturity date to ensure that the stated term of the securities remains the same.
Trade date:	Approximately September 28, 2018
Settlement date:	Approximately October 3, 2018 (3 business days after the trade date). We expect to deliver the securities against payment on or about the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Final valuation date:	March 29, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Maturity Date” in the accompanying product supplement.
Maturity date:	April 1, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Notes — Market Disruption Events” and “— Final Valuation Date” in the accompanying product supplement.
Issuer call feature:	UBS may elect, on or before any observation end date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation end date (the “call settlement date”), regardless of the closing levels of the underlying indices on such observation end date.
Issuer call amount:	If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable observation end date.
Contingent coupon:	• If the closing level of each underlying index is equal to or greater than its coupon barrier on each trading day during the applicable observation period (including the final observation period), UBS will pay you the contingent coupon for that observation period on the relevant coupon payment date.
• If the closing level of any underlying index is less than its coupon barrier on any trading day during an observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date.
The contingent coupon is a fixed amount based upon equal quarterly installments at the contingent coupon rate. The contingent coupon per security that would be applicable to each coupon payment date for which the closing level of each underlying index is equal to or greater than its coupon barrier on each trading day during the applicable observation period will be: $20.25.
Contingent coupons on the securities are not guaranteed. UBS will not pay you the contingent coupon for any observation period in which the closing level of any underlying index is less than its coupon barrier.
Contingent coupon rate:	The contingent coupon rate is 8.10% per annum.
Coupon payment dates:	Expected to be three business days following the related observation end date on which the applicable observation period ends, except that the coupon payment date for the final observation end date will be the maturity date.
Observation end dates:	December 28, 2018, March 28, 2019, June 28, 2019, September 30, 2019, December 30, 2019, March 30, 2020, June 29, 2020, September 28, 2020, December 28, 2020 and March 29, 2021, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Observation End Dates”, “ — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to March 29, 2021 as the final valuation date. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the observation end dates (including the final valuation date) and maturity date to ensure that the stated term of the securities remains the same.
Observation Period:	The first observation period will consist of each day from but excluding the trade date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding the prior observation end date to and including the next following observation end date.
Trigger event:

A trigger event is deemed to have occurred if the closing level of any of the underlying indices is less than its respective trigger level on the trigger observation date.

In this case, you will be fully exposed to the underlying index return of the worst performing underlying index.

Trigger observation date:	March 29, 2021, which is the final valuation date. The final valuation date is subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes —Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of the securities remains the same.
Payment at maturity:	• If UBS does not elect to call the securities and a trigger event does not occur, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due with respect to the securities on the maturity date.
•	If UBS does not elect to call the securities and a trigger event occurs, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to:

$1,000 x (1 + Underlying Index Return of the Worst Performing Underlying Index)

You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and a trigger event occurs.
Underlying index return:	With respect to each underlying index, the quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Worst performing underlying index:	The underlying index with the lowest underlying index return as compared to any other underlying index.
Final level:	The closing level of each underlying index on the final valuation date, as determined by the calculation agent.
Initial level:	•, which is the closing level of the Russell 2000® Index on the trade date ; •, which is the closing level of the S&P 500® Index on the trade date; •, which is the closing level of the EURO STOXX® 50 Index on the trade date
Coupon barrier:	•, which is equal to 70% of the initial level of the Russell 2000® Index; •, which is equal to 70% of the initial level of the S&P 500® Index; •, which is equal to 70% of the initial level of the EURO STOXX® 50 Index
Trigger level:	•, which is equal to 70% of the initial level of the Russell 2000® Index; •, which is equal to 70% of the initial level of the S&P 500® Index; •, which is equal to 70% of the initial level of the EURO STOXX® 50 Index
CUSIP/ISIN:	90270KUJ6 / US90270KUJ68
Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100%	1.75%(a)	97.75%
		+0.50%(b)
		2.25%
Total:

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $22.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a) a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the securities as of the trade date is expected to be between $939.00 and $969.00. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” beginning on pages 13 and 14 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated June 28, 2017	Index supplement dated April 29, 2016	Prospectus dated April 29, 2016

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated April 29, 2016:
http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

Index Supplement dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569883/d163530d424b2.htm

Product Supplement dated June 28, 2017:

http://www.sec.gov/Archives/edgar/data/1114446/000091412117000834/ub35175694-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Trigger Callable Contingent Yield Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated April 29, 2016, references to the “accompanying index supplement” mean the UBS index supplement, dated April 29, 2016 and references to the “accompanying product supplement” mean the UBS product supplement titled “Trigger Callable Contingent Yield Notes with Daily Coupon Observation”, dated June 28, 2017.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the accompanying index supplement; and finally, the accompanying prospectus.

September 2018	Page 2

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Investment Summary

The Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021 based on the worst performing of the Russell 2000® Index, S&P 500® Index and the EURO STOXX 50® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent coupon, which will be an amount equal to $20.25 (equivalent to 8.10% per annum of the stated principal amount) per security, but only if the closing level of each underlying index is equal to or greater than 70% of its respective initial level, which we refer to as the coupon barrier, on each trading day during the applicable observation period. The contingent coupon, if any, will be payable on the relevant coupon payment date, which is expected to be three business days after the related observation end date. It is possible that the closing levels of one or more of the underlying indices could remain below their respective coupon barriers for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent coupons.

If the closing level of any underlying index is less than its coupon barrier on any trading day during the applicable observation period, the contingent coupon for that observation period will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date. UBS may elect, on or before any applicable observation end date (other than the final valuation date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such observation end date (the “call settlement date”), regardless of the closing levels of the underlying indices on such observation end date. If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable observation end date. If UBS does not elect to call the securities, the closing levels of all of the underlying indices are equal to or greater than their respective coupon barriers on each trading day during the final observation period and a trigger event does not occur, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus the contingent coupon otherwise due on the maturity date. If UBS does not elect to call the securities and the final level of each of the underlying indices are equal to or greater than their respective trigger levels but the closing level of any underlying index is less than its coupon barrier on any trading day during the final observation period, the payment at maturity will be equal to the stated principal amount. If, however, UBS does not elect to call the securities and a trigger event occurs, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to (i) the stated principal amount times (ii) one plus the underlying index return of the worst performing underlying index. A trigger event is deemed to have occurred if the closing level of any underlying index is less than its trigger level on the trigger observation date. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and a trigger event occurs. The value of such cash payment will be significantly less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion or all of their initial investment and also the risk of not receiving any contingent coupons. In addition, investors will not participate in any appreciation of the underlying indices.

UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing level of any of the underlying indices is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing level of each underlying index is above its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing level of any underlying index is less than its coupon barrier and/or when the final level of any underlying index is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity.

September 2018	Page 3

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Key Investment Rationale

The securities do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent coupon equal to $20.25 (equivalent to 8.10% per annum of the stated principal amount) per security, but only if the closing level of each underlying index is equal to or greater than 70% of its respective initial level, which we refer to as the coupon barrier, on each trading day during the applicable observation period. UBS may elect, on or before any applicable observation end date (other than the final valuation date), to call the securities at its discretion in whole, but not in part, on the call settlement date for a cash payment equal to the stated principal amount per security plus any contingent coupon otherwise due with respect to the related observation end date. The payment at maturity will vary depending on the final level of each underlying index, as follows:

Scenario 1

On or before any observation end date other than the final valuation date, UBS elects to call the securities in whole, but not in part.

▪   On the call settlement date, the securities will be called and UBS will pay a cash payment equal to the stated principal amount plus any contingent coupon otherwise due with respect to the applicable observation period. The related contingent coupon will be paid only if all of the closing levels for all of the underlying indices were equal to or greater than their respective coupon barriers on each trading day during the applicable observation period. Following an issuer call, no further payments will be made on the securities.

▪   Investors will not participate in any appreciation of the underlying indices from their respective initial levels.

Scenario 2

UBS does not elect to call the securities, a trigger event does not occur and the closing levels of all of the underlying indices are equal to or greater than their respective coupon barriers on each trading day during the final observation period.

▪   UBS will pay you a cash payment per security on the maturity date equal to (i) the stated principal amount plus (ii) the contingent coupon otherwise due on the maturity date.

▪   Investors will not participate in any appreciation of the underlying indices from their respective initial levels.

Scenario 3

UBS does not elect to call the securities, a trigger event does not occur and the closing level of at least one underlying index is less than its respective coupon barrier on at least one trading day during the final observation period.

▪   UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount.

▪   Investors will not participate in any appreciation of the underlying indices from their respective initial index level and will not receive a contingent coupon on the maturity date.

Scenario 4

UBS does not elect to call the securities prior to maturity and a trigger event occurs.

▪   The closing level of any underlying index is less than its respective trigger level.

▪   UBS will pay you a cash payment per security on the maturity date, if anything, that is significantly less than the stated principal amount, equal to (i) the stated principal amount times (ii) one plus the underlying index return of the worst performing underlying index.

▪   Investors will lose a significant portion or all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the securities, including payments in respect of an issuer call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they become due. If UBS were to default on its payment obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent coupon on a coupon payment date (including the maturity date) if the closing level of any underlying index is less than its coupon barrier on any trading day during the applicable observation period, and you may receive few or no contingent coupons during the term of the securities. UBS may elect, on or before any applicable observation end date (other than the final valuation date), to call the securities on the related call settlement date, regardless of the closing levels of the underlying indices on such observation end date. If UBS does not elect to call the securities and a trigger event occurs, you will lose a significant portion or all of your initial investment at maturity.

September 2018	Page 4

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as an investment in the stocks comprising the worst performing underlying index.
▪	You understand and accept that an investment in the securities is linked to the performance of the worst performing underlying index and not a basket of the underlying indices, and that you will lose a significant portion or all of your initial investment if the closing level of any underlying index is less than its trigger level on the trigger observation date.
▪	You are willing to risk receiving no contingent coupons and believe the closing level of each underlying index will be equal to or greater than its coupon barrier on each trading day during each observation period.
▪	You believe a trigger event will not occur, meaning the closing level of each underlying index will be equal to or greater than its trigger level on the trigger observation date.
▪	You accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the performance of multiple underlying indices.
▪	You understand and accept that you will not participate in any appreciation in the level of any of the underlying indices and that your potential return is limited to any contingent coupons received.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.
▪	You would be willing to invest in the securities based on the coupon barriers, trigger levels and contingent coupon rate specified on the cover hereof.
▪	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the stocks comprising the underlying indices (the “index constituents”).
▪	You are willing to invest in securities that UBS may elect to call early at its discretion and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the securities.
▪	You understand and are willing to accept the risks associated with the underlying indices.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.
▪	You are not willing to make an investment that may have the same downside market risk as an investment in the index constituents of the worst performing underlying index.
▪	You do not understand or are unwilling to accept that an investment in the securities is linked to the performance of the worst performing underlying index and not a basket of the underlying indices, and that you will lose a significant portion or all of your initial investment if the closing level of any underlying index is less than its trigger level on the trigger observation date.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You are unwilling to risk receiving no contingent coupons during the term of the securities or believe that the closing level of at least one of the underlying indices will decline during the term of the securities and is likely to be less than its coupon barrier on at least one trading day during an observation period.
▪	You believe a trigger event will occur, meaning the closing level of any underlying index will be less than its trigger level on the trigger observation date.
September 2018	Page 5

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

▪	You cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the performance of multiple underlying indices.
▪	You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying indices.
▪	You would be unwilling to invest in the securities based on the coupon barriers, trigger levels or contingent coupon rate specified on the cover hereof.
▪	You seek guaranteed current income from this investment or prefer to receive any dividends paid on the index constituents.
▪	You are unable or unwilling to hold securities that UBS may elect to call early at its discretion, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
▪	You do not understand or are not willing to accept the risks associated with the underlying indices.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.
September 2018	Page 6

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels, (2) whether UBS elects to call the securities and (3) the final levels.

Diagram #1: Observation Periods (other than the Final Observation Period)

Diagram #2: Payment at Maturity if No Issuer Call Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 8.

September 2018	Page 7

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the trade date and will be specified in the applicable pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Level: Underlying Index A: Underlying Index B: Underlying Index C:	1,500 2,500 3,200
Hypothetical Coupon Barrier: Underlying Index A: Underlying Index B: Underlying Index C:	1,050, which is 70% of the initial level 1,750, which is 70% of the initial level 2,240, which is 70% of the initial level
Hypothetical Trigger Level: Underlying Index A: Underlying Index B: Underlying Index C:	1,050, which is 70% of the initial level 1,750, which is 70% of the initial level 2,240, which is 70% of the initial level
Hypothetical Term:	Approximately 2.5 years
Hypothetical Contingent Coupon:	$20.25 per security (equivalent to 8.10% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, on a specified observation end date UBS elects and delivers written notice to the trustee to call the securities on the related call settlement date. In Examples 3, 4 and 5, UBS does not elect to call the securities and the securities and remain outstanding until maturity.

	Example 1 - UBS calls the securities on the first observation end date.					Example 2 - UBS calls the securities on the third observation end date.
Observation Periods	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)
#1	A. 1,400 (at or above coupon barrier) B. 1,450 (at or above coupon barrier)	A. 1,900 (at or above coupon barrier) B. 1,950 (at or above coupon barrier)	A. 2,450 (at or above coupon barrier) B. 2,700 (at or above coupon barrier)	—*	$1,020.25	A. 1,200 (at or above coupon barrier) B. 1,250 (at or above coupon barrier)	A. 2,000 (at or above coupon barrier) B. 2,050 (at or above coupon barrier)	A. 2,450 (at or above coupon barrier) B. 2,700 (at or above coupon barrier)	$20.25	N/A
#2	N/A	N/A	N/A	N/A	N/A	A. 1,150 (at or above coupon barrier) B. 1,200 (at or above coupon barrier)	A. 1,400 (below coupon barrier) B. 1,900 (at or above coupon barrier)	A. 2,450 (at or above coupon barrier) B. 2,475 (at or above coupon barrier)	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	A. 850 (below coupon barrier) B. 1,800 (at or above coupon barrier)	A. 2,000 (at or above coupon barrier) B. 3,000 (at or above coupon barrier)	A. 2,550 (at or above coupon barrier) B. 3,840 (at or above coupon barrier)	—*	$1,000.00
#4 - #9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Valuation Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The issuer call amount includes any unpaid contingent coupon with respect to the observation end date on which the issuer, at their sole discretion, decides to call the securities.

September 2018	Page 8

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

▪	In Example 1, UBS notifies the trustee on the first observation end date that it would like to call the securities and the closing level of each underlying index is equal to or greater than its coupon barrier on each trading day during the first observation period. You receive the issuer call amount (reflecting your principal amount plus the applicable contingent coupon with respect to the first observation period), calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $20.25 = $1,020.25

In this example, the issuer call feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to issuer call, you will stop receiving contingent coupons. Your total payment per security in this example is $1,020.25 (a 2.025% total return on the securities over 3 months).

▪	In Example 2, UBS notifies the trustee on the third observation end date that it would like to call the securities. As the closing level of each underlying index is equal to or greater than its coupon barrier on each trading day during the first observation period, you receive the contingent coupon of $20.25 with respect to the first observation period. As the closing level of at least one of the underlying indices was less than its coupon barrier on a trading day during the second observation period, you will not receive a contingent coupon with respect to the second observation period. As the closing level of at least one of the underlying indices was less than its coupon barrier on a trading day during the third observation period, you will not receive a contingent coupon with respect to the third observation period. Following the third observation period, you receive an issuer call amount of $1,000.00, reflecting your principal amount. When added to the contingent coupon of $20.25 received in respect of the prior observation periods, you will have received a total of $1,020.25. You will not receive any further payments on the securities.

In this example, the issuer call feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to an issuer call, you will stop receiving contingent coupons. Further, although all of the underlying indices have appreciated by 20% from their respective initial levels on the third observation end date, you receive only $1,020.25 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,020.25 (a 2.025% total return on the securities over 9 months).

	Example 3- UBS does not call the securities and a trigger event does not occur.
Observation Periods	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)
#1	A. 840 (below coupon barrier) B. 850 (below coupon barrier)	A. 1,200 (below coupon barrier) B. 1,300 (below coupon barrier)	A. 1,800 (below coupon barrier) B. 1,900 (below coupon barrier)	$0	N/A
#2	A. 800 (below coupon barrier) B. 825 (below coupon barrier)	A. 1,400 (below coupon barrier) B. 1,400 (below coupon barrier)	A. 1,750 (below coupon barrier) B. 1,850 (below coupon barrier)	$0	N/A
#3 - #9	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	$0	N/A
Final Valuation Date	A. 1,600 (at or above coupon barrier) B. 1,650 (at or above trigger level)	A. 1,900 (at or above coupon barrier) B. 2,100 (at or above trigger level)	A. 2,500 (at or above coupon barrier) B. 2,650 (at or above trigger level)	$20.25	N/A
Payment at Maturity	$1,020.25

September 2018	Page 9

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

▪	In Example 3, UBS does not elect to call the securities and the final level of each underlying index is equal to or greater than its trigger level. During each of the first through ninth observation periods, the closing levels of at least one of the underlying indices is less than its respective coupon barrier on a trading day during the applicable observation periods. As a result, you do not receive a contingent coupon with respect to any of those observation periods. Because the closing levels of all of the underlying indices are equal to or greater than their respective coupon barriers on each trading day during the final observation period, at maturity you receive the stated principal amount plus the contingent coupon with respect to the final observation period. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $20.25 = $1,020.25

In this example, you receive the stated principal amount per security plus the contingent coupon, equal to a total payment of $1,020.25 per security at maturity. Your total payment per security in this example is $1,020.25 (a 2.025% total return over the 2.5-year term of the securities). You will not participate in the appreciation of any of the underlying indices.

	Example 4- UBS does not call the securities and a trigger event does not occur.					Example 5- UBS does not elect to call the securities and a trigger event occurs.
Observation Periods	Underlying Index A A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index B A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Underlying Index C A. Lowest Hypothetical Closing Level During the Applicable Observation Period B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date	Contingent Coupon	Payment (per security)

Closing Level of Underlying Index A

A. Lowest Hypothetical Closing Level During the Applicable Observation Period

B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date

Closing Level of Underlying Index B

A. Lowest Hypothetical Closing Level During the Applicable Observation Period

B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date

Closing Level of Underlying Index C

A. Lowest Hypothetical Closing Level During the Applicable Observation Period

B. Hypothetical Closing Level on the Applicable Observation End Date or Final Valuation Date

									Contingent Coupon	Payment (per security)
#1	A. 800 (below coupon barrier) B. 825 (below coupon barrier)	A. 1,450 (below coupon barrier) B. 1,600 (below coupon barrier)	A. 1,850 (below coupon barrier) B. 1,900 (below coupon barrier)	$0	N/A	A. 800 (below coupon barrier) B. 870 (below coupon barrier)	A. 1,400 (below coupon barrier) B. 1,420 (below coupon barrier)	A. 1,870 (below coupon barrier) B. 1,900 (below coupon barrier)	$0	N/A
#2	A. 800 (below coupon barrier) B. 850 (below coupon barrier)	A. 1,400 (below coupon barrier) B. 1,400 (below coupon barrier)	A. 1,800 (below coupon barrier) B. 1,850 (below coupon barrier)	$0	N/A	A. 1,250 (at or above coupon barrier) B. 1,300 (at or above coupon barrier)	A. 1,350 (below coupon barrier) B. 1,400 (below coupon barrier)	A. 2,500 (at or above coupon barrier) B. 2,600 (at or above coupon barrier)	$0	N/A
#3 - #9	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	$0	N/A	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	A. Various (all below coupon barrier) B. Various (all below coupon barrier)	$0	N/A
Final Valuation Date	A. 800 (below coupon barrier) B. 1,150 (at or above trigger level)	A. 1,900 (at or above coupon barrier) B. 2,100 (at or above trigger level)	A. 2,500 (at or above coupon barrier) B. 2,650 (at or above trigger level)	$0	N/A	A. 825 (below coupon barrier) B. 1,200 (at or above trigger level)	A. 900 (below coupon barrier) B. 1,000 (below trigger level)	A. 2,500 (at or above coupon barrier) B. 2,600 (at or above trigger level)	$0	N/A
Payment at Maturity	$1,000.00					$400.00

September 2018	Page 10

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

▪	In Example 4, UBS does not elect to call the securities and the final level of each underlying index is equal to or greater than its trigger level. During each of the first through ninth observation periods, the closing levels of at least one of the underlying indices is less than its respective coupon barrier on a trading day during the applicable observation periods. As a result, you do not receive a contingent coupon with respect to any of those observation periods. Because the closing levels of at least one of the underlying indices is less than its respective coupon barriers on a trading day during the final observation period, you do not receive a contingent coupon with respect to the final observation period. At maturity you receive the stated principal amount. Your payment at maturity is calculated as follows:

Stated Principal Amount = $1,000.00

In this example, you receive the stated principal amount per security at maturity. Your total payment per security in this example is $1,000.00 (a 0.00% total return over the 2.5-year term of the securities). You will not participate in the appreciation of any of the underlying indices.

▪	In Example 5, the closing level of at least one of the underlying indices is less than its respective coupon barrier on a trading day during each observation period throughout the term of the securities. As a result, you do not receive any contingent coupons during the term of the securities. Furthermore, because the final level of one of the underlying indices is less than its applicable trigger level on the final valuation date, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$1,000.00 × (1 + Underlying Index Return of the Worst Performing Underlying Index)

= $1,000.00 × (1 + -60%)
= $1,000.00 × 40%
= $400.00

In this example, because the final level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security equal to $400.00 (a 60.00% loss over the 2.5-year term of the securities).

We make no representation or warranty as to which of the underlying indices will be the least performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect prior to the final valuation date to call the securities and a trigger event occurs, you will lose a significant portion or all of your initial investment. Specifically, if UBS does not elect to call the securities prior to maturity and a trigger event occurs, UBS will pay you a cash payment per security that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying index return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent coupon if the closing level of any underlying index is less than its coupon barrier on any trading day during the applicable observation period.

You will be exposed to the market risk of each underlying index on each trading day during the term of the securities (including the final valuation date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

September 2018	Page 11

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If UBS does not elect to call the securities, UBS will repay you the principal amount of your securities in cash only if a trigger event does not occur, meaning the closing level of each underlying index is equal to or greater than its trigger level on the trigger observation date, and will make such payment only at maturity. If UBS does not elect to call the securities and a trigger event occurs, meaning the closing level of any underlying index is less than its trigger level on the trigger observation date, which is the final valuation date, you will lose a significant percentage of your stated principal amount equal to the underlying index return of the worst performing underlying index and in extreme situations, you could lose all of your initial investment.
▪	The stated payout from the issuer applies only if you hold your securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying index at such time is equal to or greater than its trigger level. All payments on the securities are subject to the creditworthiness of UBS.
▪	You may not receive any contingent coupons with respect to your securities — UBS will not necessarily make periodic coupon payments on the securities. If the closing level of any underlying index is less than its respective coupon barrier on any trading day during an observation period, UBS will not pay you the contingent coupon applicable to such observation period. This will be the case even if the closing levels of the other underlying indices are equal to or greater than their respective coupon barriers on each trading day during such observation period. If the closing level of any underlying index is less than its coupon barrier on at least one trading day during each observation period, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited, you will not participate in any appreciation of the underlying indices and you will not have the same rights as holders of any index constituents. The return potential of the securities is limited to the specified contingent coupon rate, regardless of any appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of observation periods, if any, for which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may call the securities at its discretion as early as the first potential call settlement date, the total return on the securities could be less than if the securities remained outstanding until maturity. Further, if UBS elects to call the securities, you will not receive any contingent coupons or any other payment in respect of any observation periods after the call settlement date, and your return on the securities could be less than if the securities remained outstanding until maturity. If UBS does not elect to call the securities, you may be subject to the decline of the worst performing underlying index even though you cannot participate in any appreciation in the level of any underlying index. As a result, the return on an investment in the securities could be less than the return on a direct hypothetical investment in any or all of the underlying indices. In addition, as an owner of the securities, you will not have voting rights or any other rights of a holder of any index constituents.
▪	Greater expected volatility with respect to, and lower expected correlation among, the underlying indices generally reflects a higher contingent coupon rate and a higher expectation as of the trade date that the closing level of any of the underlying indices could be less than its trigger level on the trigger observation date of the securities. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the trade date that the closing level of any of the underlying indices could be less than its trigger level on the trigger observation date of the securities. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in a higher contingent coupon rate for that security. However, while the contingent coupon rate is set on the trade date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The correlations referenced in setting the terms of the securities are calculated using our internal models and are not derived from the daily returns of the underlying indices over the period set forth under “Correlation of the Underlying Indices” below. The level of any underlying index for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	UBS may elect to call the securities and the securities are subject to reinvestment risk. UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing level of any of the underlying indices is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing level of each underlying index is above its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing level of any underlying index is less than its coupon barrier and/or when the final level of any underlying index is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity. Also, UBS is more likely to exercise its issuer call right when prevailing interest rates are low relative to the contingent coupon rate. In the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, the term of the securities will be reduced
September 2018	Page 12

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

and you will not receive any payment on the securities after the applicable call settlement date. There is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because UBS may call the securities at its discretion as early as the first potential call settlement date, you should be prepared in the event UBS elects to call the securities. Further, UBS’ right to call the securities may also adversely impact your ability to sell your securities in the secondary market, if any exists.
▪	An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.
▪	You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index will negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. For instance, you will receive a negative return equal to the underlying index return of the worst performing underlying index if the closing level of one underlying index is less than its trigger level on the trigger observation date, even if the underlying index return of another underlying index is positive or has not declined as much. Further, you are subject to the market risk of each underlying index on each trading day during the term of the securities and will not receive a contingent coupon with respect to an observation period if the closing level of any underlying index is less than its coupon barrier on any trading day during such observation period. Accordingly, your investment is subject to the market risk of each underlying index.
▪	Because the securities are linked to the worst performing underlying index, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying index or fewer underlying indices. The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities than the risk of investing in substantially similar securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or final level of any of the underlying indices, as applicable, will be less than its respective coupon barrier on any trading day during any observation period or decline to a closing level that is less than its trigger level on the trigger observation date than if the securities were linked to a single underlying index or fewer underlying indices. In addition, if the performances of the underlying indices are not correlated to each other or are negatively correlated, the risk that the closing level or final level, as applicable, of any underlying index is less than its coupon barrier or trigger level during any observation period or on any observation end date (including the final valuation date), is even greater. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.
▪	Any payment on the securities is subject to the creditworthiness of UBS. The securities are unsubordinated unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be negative, is directly linked to the performance of the underlying indices and indirectly linked to the performance of the index constituents on each trading day during the term of the securities. The levels of the underlying indices can rise or fall sharply due to factors specific to each underlying index or its index constituents, such as stock price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions and other events; general market factors, such as general market levels, interest rates and economic and political conditions; and the composition of the underlying indices.
▪	Fair value considerations.
o	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, the volatility of the underlying indices and the index constituents, any dividends paid on the index constituent stocks, the correlation among the underlying indices, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting
September 2018	Page 13

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date will be less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in the securities, although they are not required to do so and may stop making a market at any time. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the securities easily. If you are able to sell your securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices and index constituents; the volatility of the underlying indices, index constituents and dividends paid on the index constituent stocks; the correlation among the underlying indices; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying indices are currently or have been below their respective coupon barriers; the composition of the underlying indices; the availability of comparable instruments; and the creditworthiness of UBS.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	The securities are subject to small-capitalization stock risks. The securities are subject to small-capitalization stock risk because the Russell 2000® Index is comprised of index constituents issued by small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the index constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such
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companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
▪	The securities are subject to non-U.S. securities market risk. The securities are subject to non-U.S. securities market risk because the EURO STOXX 50® Index is comprised of index constituents issued by non-U.S. companies in non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. The United Kingdom has voted to leave the European Union (popularly known as “Brexit”). The effect of Brexit is uncertain, and Brexit has and may continue to contribute to volatility in the prices of securities of companies located in Europe and currency exchange rates, including the valuation of the euro and British pound in particular. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
▪	The underlying return of the EURO STOXX 50® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though its index constituents are traded in a non-U.S. currency and the securities are denominated in U.S. dollars — The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituents of the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall. There can be no assurance that the closing level of each underlying index will be equal to or greater than its coupon barrier on each trading day during each observation period, or, if UBS does not elect to call the securities, that a trigger event will not occur. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of each index constituent. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index's index constituents in particular, and the risk of losing a significant portion or all of your initial investment.
▪	Changes that affect an underlying index will affect the market value of your securities. The policies of each index sponsor, as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituents of an underlying index and the manner in which the index sponsor takes account of certain changes affecting the index constituents of an underlying index may adversely affect the levels of that underlying index. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.
▪	There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of your securities.
▪	Potential UBS impact on price. Trading or hedging transactions by UBS and/or its affiliates in an underlying index or any index constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on any trading day, observation end date and/or the trigger observation date and, therefore, the market value of the securities and any payout to you of any contingent coupons or at maturity. Further, UBS is less likely to call the securities when the closing level of any index is trading less than its coupon barrier, and, therefore, any hedging activities that adversely affect the level of such index may also diminish the probability of UBS calling the securities.
▪	Potential conflict of interest. UBS and its affiliates may engage in business with the index constituent issuers of or trading activities related to one or more underlying index or any index constituents, which may present a conflict between the interests of UBS and you, as a holder of the securities. Moreover, UBS may elect to call the securities pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the securities, such as, but not limited to, those described above under “— UBS may elect to call the securities and the securities are subject to reinvestment risk” and “— An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine
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whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the terms of the securities on the trade date, or the closing levels of the underlying indices on any observation end date and any trigger observation date (including the final valuation date). As UBS determines the economic terms of the securities, including the contingent coupon rate, trigger levels and coupon barriers, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the securities. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is over indebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’ assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation.
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Information about the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying index. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® Service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying index as an indication of future performance.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Asset Publishers — U.S. Indices — Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. RTY value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to RTY.

Information as of market close on September 21, 2018:

Bloomberg Ticker Symbol:	RTY	52 Week High (on August 31, 2018):	1,740.753
Current Index Level:	1,712.316	52 Week Low (on September 21, 2017):	1,444.184
52 Weeks Ago (on September 21, 2017):	1,444.184

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period specified. The closing level of the underlying index on September 21, 2018 was 1,712.316. The associated graph shows the closing levels of the underlying index for each trading day from January 1, 2008 to September 21, 2018. The dotted line represents its hypothetical coupon barrier and its hypothetical trigger level of 1,198.621, which is equal to 70% of its closing level on September 21, 2018. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including on any trading day during the term of the securities.

Russell 2000® Index	High	Low	Period End
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.964	1,095.986	1,192.964
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter (Through September 21, 2018)	1,740.753	1,653.132	1,712.316

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Russell 2000® Index – Daily Closing Levels January 1, 2008 to September 21, 2018

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$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to the securities.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — U.S. Indices — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Eleven main groups of companies comprise SPX, with the percentage weight of each group in the index as a whole as of August 31, 2018 as follows: Information Technology (26.5%), Health Care (14.6%), Financials (13.8%), Consumer Discretionary (12.9%), Industrials (9.6%), Consumer Staples (6.7%), Energy (5.9%), Utilities (2.8%), Real Estate (2.7%), Materials (2.5%) and Telecommunication Services (1.9%). On November 15, 2017, the index sponsor announced that effective September 28, 2018 it will broaden the current Telecommunication Services Sector and rename it Communication Services. The renamed Sector will include the existing telecommunication companies, as well as companies selected from the Consumer Discretionary Sector currently classified under the Media Industry Group and the Internet & Direct Marketing Retail Sub-Industry, along with select companies currently classified in the Information Technology Sector. Effective March 10, 2017, company additions to the underlying index should have an unadjusted company market capitalization of $6.1 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $5.3 billion or more).

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SPX.

Information as of market close on September 21, 2018:

Bloomberg Ticker Symbol:	SPX	52 Week High (on September 20, 2018):	2,930.75
Current Index Level:	2,929.67	52 Week Low (on September 25, 2017):	2,496.66
52 Weeks Ago (on September 21, 2017):	2,500.60

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$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period specified. The closing level of the underlying index on September 21, 2018 was 2,929.67. The associated graph shows the closing levels of the underlying index for each trading day from January 1, 2008 to September 21, 2018. The dotted line represents its hypothetical coupon barrier and its hypothetical trigger level of 2,050.77, which is equal to 70% of its closing level on September 21, 2018. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including on any trading day during the term of the securities.

S&P 500® Index	High	Low	Period End
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter (Through September 21, 2018)	2,930.75	2,713.22	2,929.67
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S&P 500® Index – Daily Closing Levels January 1, 2008 to September 21, 2018

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EURO STOXX 50® Index

We have derived all information regarding the EURO STOXX 50® Index (“SX5E”) contained in this document, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited, (the “index sponsor” of SX5E).

SX5E is published by STOXX Limited, but STOXX Limited has no obligation to continue to publish SX5E, and may discontinue publication of the SX5E at any time. SX5E is determined, comprised and calculated by STOXX Limited without regard to the securities.

As discussed more fully in the index supplement under the heading “Non-U.S. Indices — EURO STOXX 50® Index”, SX5E covers 50 stocks of market sector leaders mainly from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. SX5E captures a selection of the largest stocks among the 19 EURO STOXX regional Supersector indices. The largest stocks within those indices are added to the selection list until coverage is approximately 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (the “EURO STOXX TMI”) Supersector Index and from that selection list the 50 stocks are selected. The SX5E universe is defined as all components of the 19 EURO STOXX Regional Supersector indices. The EURO STOXX Supersector indices represent the Eurozone portion of the STOXX 600 Supersector indices, which contain the 600 largest stocks traded on the major exchanges of 18 European countries. Each component’s weight is capped at 10% of the SX5E’s total free-float market capitalization.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to SX5E.

Information as of market close on September 21, 2018:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on November 1, 2017):	3,697.40
Current Index Level:	3,430.81	52 Week Low (on March 26, 2018):	3,278.72
52 Weeks Ago (on September 21, 2017):	3,539.59

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Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period specified. The closing level of the underlying index on September 21, 2018 was 3,430.81. The associated graph shows the closing levels of the underlying index for each trading day from January 1, 2008 to September 21, 2018. The dotted line represents its hypothetical coupon barrier and its hypothetical trigger level of 2,401.57, which is equal to 70% of its closing level on September 21, 2018. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including on any trading day during the term of the securities.

EURO STOXX 50® Index	High	Low	Period End
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter (Through September 21, 2018)	3,527.18	3,293.36	3,430.81
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EURO STOXX 50® Index – Daily Closing Levels January 1, 2008 to September 21, 2018

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Correlation of the Underlying Indices

The graph below illustrates the daily performance of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index from January 1, 2008 through September 21, 2018. For comparison purposes, each underlying index has been normalized to have a closing level of 100.00 on January 1, 2008 by dividing the closing level of that underlying index on each trading day by the closing level of that underlying index on January 1, 2008 and multiplying by 100.00. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

The closer the relationship of the daily returns of the underlying indices over a given period, the more positively correlated those underlying indices are. The lower (or more negative) the correlation among the underlying indices, the less likely it is that those underlying indices will move in the same direction and therefore, the greater the potential for the closing level of one of those underlying indices to be less than its coupon barrier on a trading day during an observation period or trigger level on the trigger observation date, respectively. This is because the less positively correlated the underlying indices are, the greater the likelihood that at least one of the underlying indices will decrease in value. However, even if the underlying indices have a higher positive correlation, the closing level of one or more of the underlying indices may be less than its coupon barrier on a trading day during an observation period or trigger level on the trigger observation date, respectively, as the underlying indices may decrease in value together. See “Risk Factors — You are exposed to the market risk of each underlying index” and “— Because the securities are linked to the worst performing underlying index, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying index or fewer underlying indices” on page 13 herein.

Past performance of the underlying indices is not indicative of the future performance of the underlying indices.

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

September 2018	Page 26

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each coupon payment date shall be the business day prior to such scheduled coupon payment date; provided, however, that any contingent coupon payable at maturity or upon issuer call shall be payable to the person to whom the payment at maturity or issuer call amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as pre-paid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Supplemental U.S. Tax Considerations — Alternative Treatments” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Section 1297. We will not attempt to ascertain whether any index constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the relevant securities. You should consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

September 2018	Page 27

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S.  holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisor regarding the potential treatment of an index constituent issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018.

Based on our determination that the securities are not “delta-one” with respect to any underlying index or any U.S. index constituent, our counsel is of the opinion that the securities should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituents or your securities, and following such occurrence your securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituents or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, the index constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

September 2018	Page 28

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the entire term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the trade date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the payment at maturity, if any. See “Risk Factors” beginning on page 12 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $22.50 per security. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed structuring fee of $5.00 and a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

September 2018	Page 29

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 13 and 14 of this preliminary pricing supplement.
Prohibition of sales to EEA retail investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley Wealth Management branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number 1-(866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.
September 2018	Page 30

Trigger Callable Contingent Yield Securities with Daily Coupon Observation due on or about April 1, 2021

$• Based on the worst performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	12
Information about the Underlying Indices	17
Additional Information about the Securities	27

Product Supplement

Product Supplement Summary	PS-1
Hypothetical Payment Amounts on Your Notes	PS-16
Risk Factors	PS-18
General Terms of the Notes	PS-30
Use of Proceeds and Hedging	PS-39
Supplemental U.S. Tax Considerations	PS-40
Certain ERISA Considerations	PS-47
Supplemental Plan of Distribution (Conflict of Interest)	PS-48

Index Supplement

Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
NASDAQ-100 Index®	IS-4
Russell 2000® Index	IS-7
S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSETM 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Conflicts of Interest	74
Validity of the Securities	76
Experts	76

$• UBS AG Trigger Callable Contingent Yield Securities due on or about April 1, 2021
Preliminary Pricing Supplement dated September 24, 2018 (To Product Supplement dated June 28, 2017 Index Supplement dated April 29, 2016 and Prospectus dated April 29, 2016)
UBS Investment Bank UBS Securities LLC